UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report

(Date of Earliest Event Reported):

March 21, 2012

New Jersey	Commission File Number	21-0419870
State of Incorporation	1-3822	I.R.S. Employer Identification No.

One Campbell Place

Camden, New Jersey 08103-1799

Principal Executive Offices

Telephone Number: (856) 342-4800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2012, the Compensation and Organization Committee of the Board of Directors of Campbell Soup Company approved the promotion of Ellen O. Kaden to Senior Vice President – Chief Legal and Public Affairs Officer, effective April 1, 2012.

In connection with her appointment and promotion, Ms. Kaden’s base salary has been set at $700,000. She will continue to participate in Campbell’s Annual Incentive Plan (“AIP”) and Long-Term Incentive Plan (“LTI”). For executive officers at Ms. Kaden’s level, the target annual bonus amount under the AIP is 100% of base salary and the target LTI grant is 255% of base salary. Actual awards may be greater or less than the target amount in accordance with applicable performance criteria, as determined by the Compensation and Organization Committee. Ms. Kaden’s new LTI target will apply to her grant for fiscal 2013 and her AIP target for fiscal 2012 will be subject to applicable pro-ration guidelines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAMPBELL SOUP COMPANY
(Registrant)

Date: March 27, 2012

By:	/s/Kathleen M. Gibson
Kathleen M. Gibson
Vice President and
Corporate Secretary